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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                        Date of Report (Date of earliest
                        event reported): April 22, 1998
                                         --------------

                               HARRIS CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-3863                  34-0276860
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      (State or other           (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)

        1025 West NASA Blvd., Melbourne, FL                   32919
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      (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (407) 727-9100

                                    No Change
    -------------------------------------------------------------------------
              (Former name or former address, if changed since last report.)


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Items 1-4.        Not Applicable.

Item 5.           Other Events.
                  -------------

                  On April 22, 1998, Harris Corporation announced that its Lanier Worldwide, Inc. subsidiary has entered into a definitive agreement to acquire the assets of the Copying Systems Business Unit of the Agfa-Gevaert Group, which is a member of the Bayer Group, Leverkusen, Germany. The transaction is subject to customary conditions, including the receipt of European antitrust and regulatory approvals. Harris expects the transaction to be completed in July 1998. The Copying Systems Business Unit of Agfa had 1997 annual sales of more than $250 million. Lanier will pay approximately 295 million Deutsche marks (approximately $160 million) in cash at closing for the assets and will assume certain liabilities. The purchase price is subject to adjustment following the closing. Subject to applicable legal requirements, upon closing Lanier intends to offer employment to the Business Unit's approximately 1,000 employees. The acquisition will double Lanier's presence and market share in the European office equipment market. A copy of the press release is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 6.           Not Applicable.

Item 7.           Financial Statements and Exhibits.
                  ----------------------------------

(c)               Exhibits.

                  The following document is filed as an Exhibit to this Report:

                  99.      Press Release, dated April 22, 1998.

Items 8-9.        Not Applicable.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    HARRIS CORPORATION

                    By: /s/ Bryan R. Roub
                       -------------------------------------
                         Name:  Bryan R. Roub
                         Title: Senior Vice President & Chief Financial Officer

Date:      April 22, 1998



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                                  EXHIBIT INDEX

        Exhibit No.
        Under Reg.
       S-K, Item 601                                 Description
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            99                            Press Release, dated April 22, 1998.



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